EXHIBIT 21

                       SUBSIDIARIES OF MRU HOLDINGS, INC.

The table below sets forth all subsidiaries of MRU Holdings, Inc., the state or other jurisdiction of incorporation or organization of each, and the names under which such subsidiaries do business.

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                                                         State of
                                                      Incorporation /      Additional Names Under Which Subsidiary
                    Subsidiary                           Formation                      Does Business
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
Iempower, Inc.                                            Delaware                       MyRichUncle

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MRU Universal Guaranty Agency, Inc.                       Delaware                           None

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MRU Lending, Inc.                                         Delaware                           None

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MRU Lending Holdco, LLC                                   Delaware                           None

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